EXHIBIT 14.1





                            BEACON POWER CORPORATION



                            CORPORATE CODE OF CONDUCT

                                October 15, 2001



Corporate Compliance Policy

     Beacon Power Corporation is committed to complying with all applicable laws and regulations, maintaining the highest ethical standards, and conducting business responsibly and with honesty and integrity. Improper or illegal behavior is not acceptable under any circumstances, and no one, regardless of position, has the authority to direct anyone to violate this Code of Conduct. These principles reaffirm Beacon's tradition of professionalism and high ethical standards in conducting its business.

     It is the responsibility of every director, officer, and employee to be knowledgeable about and to comply with Company policies and procedures and with statutes and regulations that affect their work responsibilities. For guidance and interpretation, please contact the Company's Compliance Officer (namely, the Chief Financial Officer, unless otherwise indicated). You have an obligation to report violations of the Company's Code. Failure to comply with this Code and the associated Company policies will result in appropriate sanctions. As with all disciplinary matters, principles of fairness and equity will apply. Please see the end of this Code for further information regarding violations, reports, investigations, confidentiality, and sanctions.

Principles of Ethical Market Conduct

     We  owe  it  to  our  customers,   our  community,  our  industry  and  our
stockholders to hold ourselves to high moral and ethical standards. Beacon has committed itself to the following various principles:

o To conduct business according to high standards of honesty and fairness and in a manner which, if roles were reversed, it would demand for itself,

o To continue to produce quality products and services that meet or exceed requirements and specifications.

o    To  protect  and  handle   confidential   information  in  accordance  with
     established rules and regulations.

o    To engage in vigorous but fair competition.

o    To exemplify ethical conduct in our actions.

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                              Conflicts of Interest
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     It is the policy of Beacon  that its  directors,  officers,  and  employees maintain the highest moral and ethical standards and avoid conflicts of interest in conducting their business activities. For example, except with the prior knowledge of the Chief Executive Officer (in the case of any employee), or the Board of Directors (in the case of the Chief Executive Officer or a director), each of us, whether as a director, officer or employee of the Company, owes a duty to Beacon:

o To avoid engaging in any activity which is or could be detrimental to the interests of the Company.

o To refrain from engaging in transactions that might result in a conflict between one's personal interest and the interest of the Company, particularly with respect to any outside business activities. Each of us must avoid situations that allow us to influence decisions made by Beacon in matters in which we may have a personal interest or in which we may have been influenced by favors or benefits that a supplier, contractor, customer or other business acquaintance might make to us.

o To refrain from using our relationship with Beacon for private or personal gain or from using for such gain any information coming to our personal knowledge by virtue of our relationship with Beacon.

o To take reasonable action to ensure that our business activities undertaken on behalf of Beacon are in compliance with all applicable laws and regulations as well as with Company policies.

o To use information we receive in the course of our relationship with Beacon, which information is not publicly-known, to invest in the businesses of suppliers, contractors or customers, or to speculate in real estate or corporate securities, for our own personal gain or that of other persons. We must not divulge such information to persons outside of Beacon who could use such information for personal gain.

o To refrain from engaging in transactions with any entity that, to the best of our knowledge, competes directly with or does business with Beacon, if such transaction could result in our decisions for Beacon being influenced by our personal interests in the transaction.

o To avoid (and to cause members of our immediate families to avoid) having a financial interest from which we or members of our immediate family may profit, directly or indirectly, in any business which is a competitor of Beacon or with which Beacon does or is about to do business. This does not preclude investing in securities of public corporations where the amount owned is less than 5% of the outstanding stock of the corporation.

o To avoid participating in any outside activity that may result in legal liability to Beacon.

o To avoid outside business activities which could give rise to potential liability to Beacon or which could compromise any director, officer or employee with respect to decisions made on behalf of Beacon or commitments of time to the business to be performed on behalf of Beacon. This does not prohibit outside business activities as such by such individuals.

o To refrain from accepting any gifts, other than advertising specialities and similar items of nominal value, and to refrain from accepting any excessive entertainment.


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                      Prohibited Payments and/or Receipts.
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     The Company specifically  prohibits its directors,  officers,  employees or agents from offering, giving, soliciting or receiving of any form of payment, bribe, kickback or other form of direct or indirect benefit to secure or retain work, or when there is reason to believe that some part of the payment will be used for such purposes. The provision of Company products and services (and its acquisition of products and services) must be free from any perception that favorable treatment was sought, received or given on the basis of any Company-sponsored gift, meal, entertainment, travel or other consideration of value.

     For guidance, do not deliver anything having a fair market value exceeding $500 without the prior written approval of the Compliance Officer. This includes any gift, meal, entertainment, travel accommodation or other thing of value paid from the personal funds of a Company officer, employee or agent.

     The Company also requires its directors, officers, employees and agents who are involved directly or indirectly in the Company's non-U.S. operations to abide by the Foreign Corrupt Practices Act ("FCPA"). This prohibits any payments, loans or gifts or promises or offers of payments, loans or gifts or any money or anything of value, directly or indirectly:

(i) To or for the use or benefit of (A) any official or employee of any government, government agency, government instrumentality, or political party, or to any other person if one knows or has reason to know that any part of such payment, loan or gift or thing of value will be directly or indirectly given or paid to any such official or employee (B) for the purpose of inducing such official to use his or her influence with such government, agency, instrumentality or party, to perform or fail to perform his or her official functions or to secure any improper advantage, in either case to assist the Company or the employee in obtaining or retaining business for, or directing business to, any person, or to influence legislation or regulations of any government or any instrumentality thereof.

(ii) To any person, political party or any other entity, the payment of which would violate either the laws or policies of any country in which the Company is doing (or is to do) business, or the country or countries of such person, party or entity.

     These prohibitions extend even to transactions involving foreign countries in which the practice is acceptable or is considered "a way of doing business" (except where explicitly permitted by local law and a formal legal opinion to that effect is secured in advance, and in compliance with US law).

     Corporate property or benefits may not be offered or given to any officer, employee or representative of a customer or supplier or to any governmental official or employee through direct or indirect means. This prohibition covers more than an actual payment of cash. Any out-of-the-ordinary payment made from Company funds or delivery of Company property for the purpose of obtaining or retaining business or unduly influencing some matter (such as a tax decision) in favor of the Company could be considered improper and/or illegal. For example, this policy prohibits extravagant entertainment, lodging, tickets, or a gift of significant value. These payments may be considered to be bribes and may result in violation of Federal, state or foreign laws with attendant criminal and civil sanctions and requirements for disclosure. Although in certain cases, the FCPA permits paying reasonable and necessary token gratuities ("facilitating payments") to foreign officials whose duties are clerical or ministerial, such payments should not be made without the approval of the Compliance Officer. Moreover, it should be emphasized that the fact that particular conduct does not violate the FCPA does not mean that it may not violate other laws with potentially serious consequences for the Company and the individuals concerned.

     If any question exists as to the propriety of any proposed payment, the matter should be referred to the Compliance Officer.

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                      Political Activity and Contributions
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Employees Holding Public Office

     Beacon encourages all employees to vote and be active in the political process. Employees who hold public office must be careful to distinguish between political activities undertaken in their official public capacity, and those undertaken at the request of the Company. Unless specifically requested by the Company to communicate on its behalf, employees holding public office must designate communications with legislators or the public as expressing their own personal viewpoints and not those of the Company. The use of Company stationery for any such communication is prohibited. All inquiries regarding the Company's position on proposed legislation or other public issues should be referred to the Chief Executive Officer and the Board of Directors.

Political Contributions, Lobbying, Gifts to Public Officials.

     Many laws govern political contributions, lobbying and the giving of gifts to public officials, and these laws are very complex. Employees may make whatever political contributions they choose in their individual, personal capacities, but any contributions or lobbying by the Company require the approval of the Board of Directors. The contribution of Company time, services, or facilities is not a personal contribution. The giving of gifts to public officials and members of their staff, whether in the form of meals, tickets to events, or otherwise, is strictly regulated by most states and the Federal government. No officer or employee may give any type of gift to a public official without checking with the Compliance Officer in advance to determine if such actions are allowed.

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                              Antitrust Compliance
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     It is the policy of Beacon to make its business  decisions based on what it considers to be in its own best interests, completely independent and free from any understandings or agreements with any competitor. This policy requires the absolute avoidance of any conduct which violates, or which might appear to violate, those underlying principles of antitrust law which forbid any kind of understanding or agreement between competitors regarding prices, terms of sale, allocation of customers or markets, or any other activity that restrains competition, whether by sellers or purchasers.

     The antitrust laws are aimed primarily at those acts or practices that interfere with the normal economic effects of supply and demand in a free market. Most antitrust problems arise from the discussion or exchange of sensitive information with competitors, particularly the disclosure of future business plans and strategies, and prospective price-related information. Generally speaking, a single entity acting independently is free to establish any terms it chooses in the areas of pricing, customers, marketing strategies and product innovation. This rule applies unless the entity gains such dominance in a given market that it becomes a monopoly. While any one company may be entirely free, acting by itself, to select its own business policies and to make its own business decisions, it is unlawful for it to select such policies or make such decisions on the basis of arrangements or agreements between it and others.

     While everyone associated with the Company must be sensitive to the antitrust laws in all dealings, membership in industry or trade associations and attendance at meetings at which competitors will be present deserve special mention. Trade associations perform useful and legitimate functions and can be supported by the members of an industry under appropriate circumstances. Trade association meetings, however, provide opportunities for informal gatherings of competitors and, consequently, expose each person present to the risk of an inference of collusion if such gatherings are followed by parallel business action. Accordingly, employees of the Company are not permitted to join any trade association on behalf of the Company without approval by the Compliance Officer.

     Similarly,   attendance  at  informal   meetings  or  gatherings  at  which
competitors will be present can give rise to potential antitrust liability. Attendance may be permitted only with the prior approval of the Compliance Officer. Such approval may be general (as in the case of recurring meetings such as trade association committees, task forces and research groups), or specific, as in the case of a meeting called for a purpose that has not previously received general approval. Examples of guidelines for such meetings would include requiring the use of a written agenda (approved in advance), the taking of written minutes, prohibiting discussion of sensitive information, and leaving such meetings if inappropriate items are discussed at the meetings.


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                            Compliance With The Code
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Obtaining Guidance

     Although the Code establishes guidelines for business conduct, it is impossible to anticipate every situation that may involve making difficult decisions. The purpose of the Code is to establish guidelines and promote awareness of Company policies. Employees in the course of their duties may, from time to time, be faced with issues in which the right decision is not clear. In such a case, the Company urges you contact the Compliance Officer.

Obligation to Report Information

     It is the obligation of each officer and employee to report suspected violations of the Code (including violations of law and other Company policies) to the Compliance Officer. Any employee who fails to comply with this obligation will be subject to disciplinary action, including possible termination of employment. No retaliation or retribution of any kind will be taken against an employee who reports a suspected violation. However, if an employee is personally involved in the activity he or she discloses, the Company may nevertheless take appropriate disciplinary action against that employee. In such circumstances, the fact that the employee took the affirmative step to disclose the activity would ordinarily be a positive factor in assessing disciplinary or other action.

     The  Company   prefers  that  you  provide  your  identity  when  reporting violations of the Code. This will enable the Company to contact you if additional information or follow up is necessary. All information will be kept confidential, to the extent possible under the circumstances. Employees may choose to report information anonymously. In certain instances, however, an appropriate investigation cannot be conducted without the identity of the individual reporting the violation. If an employee's identity is essential to a thorough investigation, the appropriate Company officer will advise the employee of that fact.

Investigation

     All allegations of suspected violations will be promptly investigated in an objective and professional manner and appropriate action will be taken. The specifics of an investigation, including the identity of the individual reporting the information, will be kept confidential except as such disclosure is necessary to fully investigate the allegations, facilitate resolution and/or report the results to appropriate authorities.


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                             INSIDER TRADING POLICY
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Please see separate document for a copy of the Company's insider trading policy.


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                                 ACKNOWLEDGMENT
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Employee Acknowledgment

     You must formally acknowledge that you have received and read the Code of Business Conduct, and that you are either in compliance with the Code or that you have made a full disclosure regarding any possible violations of the Code.